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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                              September 30, 1999

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                           AVERY COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


Delaware                                 000-27095                  12-2227079
(State or Other Jurisdiction            (Commission              (IRS Employer
       of Incorporation)                File Number)        Identification No.)


                           190 South LaSalle Street
                                  Suite 1710
                               Chicago, IL 60603
              (Address of Principal Executive Offices)(Zip Code)


                                (312) 419-0077
                            (Registrant's telephone
                         number, including area code)


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Item 2.  Acquisition or Disposition of Assets.

     In March 1999, Avery entered into a merger agreement with Primal Systems, Inc. and the principal shareholders of Primal. Primal is a privately held software development corporation that designs, develops and supports an integrated suite of client/server and browser-based software solutions focusing on customer acquisition and retention in the telecommunications industry, primarily utilizing decision support software and Internet technologies.

     On September 30, 1999, the transaction was closed and Primal merged into a wholly owned subsidiary of Avery. The name of the surviving corporation was changed to Primal Solutions, Inc.

     At the time of the merger, Avery issued 4,000,000 shares of Avery's convertible preferred stock in exchange for all of the issued and outstanding shares of Primal. Of this amount, 2,000,000 shares will be held in escrow to satisfy the indemnification obligations of the principal shareholders of Primal under the merger agreement. Any shares not returned to Avery under these indemnification provisions will be released to Primal's shareholders based upon the consolidated operating performance of Primal and Primal's wholly owned subsidiary, Primal Billing Solutions, from August 1, 1999, through July 31, 2000.

     The Primal shareholders may also receive up to a maximum 4,000,000 additional shares of Avery convertible preferred stock as additional consideration for the merger based on the consolidated operating performance of Primal and Primal Billing Solutions from August 1, 1999, through July 31, 2000.

     The shares of convertible preferred stock issued and issuable by Avery are convertible into Avery common stock on a one-for-one basis.

     The consolidated operating performance of Primal and Primal Billing Solutions will be based upon the consolidated revenues and actual operating losses of Primal and Primal Billing Solutions during the period from August 1, 1999, through July 31, 2000. To receive the minimum additional shares under the merger agreement, Primal and Primal Billing Solutions must have consolidated revenues during this period of at least $6,660,000. To receive the maximum number of shares under the merger agreement, Primal and Primal Billing Solutions must have consolidated revenues during this period of at least $15,540,000. There are eight revenue and operating loss thresholds between the minimum and maximum thresholds that provide for the release of a pro rata number of shares between the minimum and maximum amounts. The number of shares are subject to reduction in each case if the actual consolidated operating loss of Primal and Primal Billing Solutions for such period exceeds the consolidated operating loss specified in the merger agreement for the applicable consolidated revenue amount.

     In addition, the principal shareholders of Primal will have the right during September and October 2000 to require Avery to repurchase up to 1,550,000 shares of Avery common stock issued upon the conversion of the Avery preferred stock received in the merger for the purchase price of

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$2.50 per share if Primal and Primal Billing Solutions have consolidated gross revenues of at least $8,325,000 and their consolidated operating loss does not exceed $1,082,000 during the period beginning August 1, 1999, and ending July 31, 2000. Assuming that Mark J. Nielsen is still employed by Avery on August 15, 2000, the number of shares required to be repurchased will be reduced by the total number of shares received by Mr. Nielsen in the Primal merger. The minimum number of shares Mr. Nielsen could receive at such consolidated gross revenues and operating loss thresholds is 456,340 shares, which would reduce the repurchase obligation to 1,093,660 shares. The maximum number of shares Mr. Nielsen could receive is 1,215,600, which would reduce the repurchase obligation to 334,400 shares.

     At the time of the merger, Avery entered into employment agreements with the principals of Primal and entered into an agreement to register the underlying shares of Avery common stock into which the Avery convertible preferred stock is convertible.

Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

          The financial statements required by this item will be filed not later than 60 days following the filing date of this Form 8-K.

     (a) Pro forma financial information.

          The pro forma financial information required by this item will be filed not later than 60 days following the filing date of this Form 8-K.

     (c) Exhibits

          2.1 Primal Merger Agreement (filed as Exhibit 2.5 to Avery's Registration Statement on Form SB-2 (Registration No. 333-65133) and incorporated by reference herein)

          2.2  Amendment No. 1 to the Primal Merger Agreement (filed as Exhibit
     2.1 to Avery's Current Report on Form 8-K, dated September 27, 1999, and incorporated by reference herein)

          99.1 Press release announcing the closing of the Primal Systems, Inc. merger

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AVERY COMMUNICATIONS, INC.



Date:  October 4, 1999           By:  /s/ Scot M. McCormick
                                    -----------------------
                                    Scot M. McCormick
                                    Vice President

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                                 EXHIBIT INDEX

  Exhibit                                                                 Page
  Number                     Description of Document                     Number
  ------                     -----------------------                     ------

    2.1 Primal Merger Agreement (filed as Exhibit 2.5 to Avery's Registration Statement on Form SB-2 (Registration No. 333-65133) and incorporated by reference herein)

    2.2 Amendment No. 1 to the Primal Merger Agreement (filed as Exhibit 2.1 to Avery's Current Report on Form 8-K, dated September 27, 1999, and incorporated by reference herein)

   99.1  Press release announcing the closing of the Primal Systems, Inc. merger

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